UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

FUSHI COPPERWELD, INC.

(Exact name of registrant as specified in charter)

Nevada	001-33669	13-3140715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TYG Center Tower B, Suite 2601 Dongsanhuan Bei Lu, Bing 2 Beijing, PRC 100027
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (1) 615.377.4183

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2012, Fushi Copperweld, Inc. (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1. Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Li Fu	17,660,945	0	982,012	9,988,569
Joseph Longever	17,667,645	0	975,312	9,988,569
Wenbing Christopher Wang	17,216,332	0	1,426,625	9,988,569
Feng Bai	17,571,589	0	1,071,368	9,988,569
Chongqi Huang	18,381,060	0	261,897	9,988,569
Jiping Hua	18,384,335	0	258,622	9,988,569
John Francis Perkowski	17,140,977	0	1,471,980	9,988,569

2. Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of KPMG as the independent auditors of the Company for the fiscal year ended December 31, 2012, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
28,258,032	349,154	24,340	0

3. Advisory Vote on Executive Compensation

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the 2012 Proxy Statement under “Executive Compensation” and discussed under “Compensation Discussion and Analysis” on an advisory basis, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
18,432,312	179,140	31,505	9,988,569

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: July 3, 2012	By:	/s/ Fu Li
	Name: Title:	Fu Li Chairman and Co-CEO